Exhibit 10.1

AMENDMENT AND CONSENT AGREEMENT

This Amendment and Consent Agreement (“Agreement”), is entered into as of December 31, 2015, between Alpha Capital Anstalt (“Lender”) and Andalay Solar, Inc. (“Borrower”).

RECITALS

A. WHEREAS, pursuant to a Second Amendment to Loan and Security Agreement dated February 27, 2015 (the “Second Amendment”) Borrower issued to Lender a note in the principal amount of $500,000 (the “Note”).

B. WHEREAS, the Note is convertible into the Borrower’s common stock at a conversion price of $0.002 per share (the “Conversion Price”).

C. WHEREAS, pursuant to Section 3.4 of the Second Amendment, as amended by the Consent dated September 1, 2015, the Borrower is prohibited from issuing stock below $0.005 per share without the consent of the Lender.

D. WHEREAS, the Borrower desires to issue convertible notes to Southridge Partners II LP (“Southridge”), the principal and interest thereon in connection with voluntary conversions by Southridge to be convertible into the common stock of the Company at 75% of the lowest closing price of the Company’s common stock for the ten (10) Trading Days prior to the conversion date (the “Southridge Note Issuance”).

AGREEMENT

For good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as set forth below.

1. Amendment.  Section 4(b) of the Note is deleted and replaced with the following:

The Conversion Price for the principal and interest in connection with voluntary conversions by the Holder shall be seventy-five percent (75%) of the lowest closing price of the Common Stock of the Borrower for the ten (10) Trading Days preceding the Conversion Date, subject to adjustment herein (the “Conversion Price”); provided, that in no event shall the Conversion Price be less than the par value of a share of Common Stock.

2. Consent.  The Lenders consents to the Southridge Note Issuance.

3. Choice of Law.  This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the State of New York without giving effect to conflicts of law principles.

4. Venue.  The parties hereby agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the State and Federal courts located in the State and County of New York or, at the sole option of Lender, in any other court in which Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Each of Borrower and Lender waives, to the extent permitted under applicable law, any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this section.

5. JURY TRIAL WAIVER.  BORROWER AND LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDERS REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6. Interpretation.  Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.  This Agreement and all agreements relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly.  In the event that any one or more of the provisions contained in this Agreement shall be for any reason held to be invalid, illegal or unenforceable in any respect, then such provision shall be ineffective only to the extent of such prohibition or invalidity, and the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties agree to replace any invalid provision with a valid provision, which most closely approximates the intent and economic effect of the invalid provision.

7. Amendments in Writing.  Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but may only be by an instrument in writing signed by all parties to this Agreement. Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.  Except as specifically consented to and modified herein the Second Amendment, LSA (as defined in the Second Amendment), and Note remain in full force and effect including the security interest granted to the Lender thereunder.  The Borrower acknowledges that this Agreement shall not modify the Lender’s holding period of the Note for Rule 144 purposes.

8. Counterparts; Facsimile Execution.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument.  This Agreement or a signature page thereto intended to be attached to a copy of this Agreement, signed and transmitted by facsimile machine, telecopier or other electronic means (including via transmittal of a “pdf” file) shall be deemed and treated as an original document. The signature of any person thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party hereto, any facsimile, telecopy or other electronic document is to be re-executed in original form by the persons who executed the facsimile, telecopy of other electronic document. No party hereto may raise the use of a facsimile machine, telecopier or other electronic means or the fact that any signature was transmitted through the use of a facsimile machine, telecopier or other electronic means as a defense to the enforcement of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Consent Agreement to be executed as of the date first set forth above.

BORROWER

Andalay Solar, Inc.

/s/ Ed Bernstein______________
By: Ed Bernstein
Title: CEO

LENDER

Alpha Capital Anstalt

/s/ Konrad Ackermann_______
By: Konrad Ackermann
Its: Director